Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Fourth Quarter and Fiscal 2019 Results
Strong Cable Access Revenue Growth
Record Video Gross Margins
SAN JOSE, California, February 3, 2020 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the fourth quarter and fiscal year ended December 31, 2019.
“Harmonic delivered another quarter of strong financial and strategic results,” said Patrick Harshman, president and chief executive officer of Harmonic. “Our industry-leading CableOS solution continued to gain market share, resulting in 78.3% revenue growth year over year. Our Video segment reported record gross margin of 60% and operating margin of 14%, reflecting our ongoing profitable transformation to live streaming software and SaaS.”
Q4 Financial and Business Highlights

Financial

•	Revenue: $122.2 million, up 7.5% year over year.

•	SaaS and service revenue: $36.3 million, up 18.9% year over year.

•	Gross margin: GAAP 50.5% and non-GAAP 52.3%, compared to GAAP 53.1% and non-GAAP 54.5% in the year ago period.

•	Cable Access segment revenue: $43.0 million, up 78.3% year over year.

•	Video segment gross margin: 60.0%, compared to 57.5% in the year ago period.

•	Operating income: GAAP income $6.7 million and non-GAAP income $14.8 million, compared to GAAP income $7.3 million and non-GAAP income $12.7 million in the year ago period.

•	EPS: GAAP net income per share 6 cents and non-GAAP net income per share 12 cents, compared to GAAP net income per share 4 cents and non-GAAP net income per share 11 cents in the year ago period.

•	Cash: $93.1 million, up $27.1 million year over year.

Business

•	CableOS solution commercially deployed with 23 customers, up over 20% quarter over quarter.

•	Initial multi-million dollar CableOS purchase orders received from two new international Tier 1 operators.

•	Video SaaS customer base increased from 36 to 48 customers, up 33% quarter over quarter and 153% year over year.

•	Video SaaS annual recurring revenue of $16.3 million, up 70% year over year.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q4 2019	Q3 2019	Q4 2018	Q4 2019	Q3 2019	Q4 2018
	(in millions, except per share data)
Net revenue	$122.2	$115.7	$113.7	$122.2	$115.7	$113.6
Net income	$5.6	$11.7	$3.3	$12.1	$24.6	$9.7
Diluted EPS	$0.06	$0.12	$0.04	$0.12	$0.25	$0.11

Other Financial Information				Q4 2019	Q3 2019	Q4 2018
				(in millions)
Bookings for the quarter				$140.1	$126.5	$92.8
Backlog and deferred revenue as of quarter end				$210.2	$192.5	$186.4
Cash and cash equivalents as of quarter end				$93.1	$66.7	$66.0
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.
Financial Guidance

GAAP Financial Guidance	Q1 2020		2020
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$390.0	$430.0
Video	$60.0	$65.0	$260.0	$280.0
Cable Access	$20.0	$25.0	$130.0	$150.0
Gross Margin %	47.5%	49.0%	49.0%	54.0%
Operating Expenses	$55.5	$57.5	$214.0	$226.5
Operating Income (Loss)	$(19.5)	$(11.0)	$(24.0)	$5.0
Tax Expense	$0.7	$0.7	$2.9	$2.9
EPS	$(0.24)	$(0.16)	$(0.40)	$(0.11)
Shares	95.8	95.8	97.7	97.7
Cash	$70.0	$80.0	$50.0	$60.0

Non-GAAP Financial Guidance	Q1 2020		2020
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$390.0	$430.0
Video	$60.0	$65.0	$260.0	$280.0
Cable Access	$20.0	$25.0	$130.0	$150.0
Gross Margin %	50.0%	52.0%	50.0%	55.0%
Operating Expenses	$48.0	$50.0	$190.0	$202.0
Operating Income (Loss)	$(9.5)	$(1.5)	$5.0	$34.0
Tax rate	10%	10%	10%	10%
EPS	$(0.10)	$(0.03)	$0.00	$0.26
Shares	95.8	95.8	97.7	101.2
Cash	$70.0	$80.0	$50.0	$60.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, February 3, 2020. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. An audio version of the webcast will be available by calling +1.574.990.1032 or +1.800.240.9147 (passcode 7278754). A replay will be available after 5:00 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 7278754).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate and non-GAAP EPS and cash. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS® and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2018, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Loss on debt extinguishment - In the third quarter of fiscal 2019, we recorded a debt extinguishment loss of $5.7 million resulting from refinancing a portion of our convertible notes due in 2020. We have excluded this loss from our non-GAAP financial measures because we do not believe the loss is reflective of our ongoing long-term business and operating results.
Non-cash interest expense and other expenses related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. In July 2019, in connection with Comcast's election of enterprise license pricing for the Company's CableOS software, all warrant shares were fully vested and exercisable as of July 1, 2019. As a result of Comcast's election of enterprise license pricing, we no longer exclude the effect of warrant amortization in our non-GAAP financial measures beginning with the third quarter of fiscal 2019.
Gain (loss) on equity investments - We exclude the change in fair value and gain (loss) from sale of our equity investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6.0 million in installments. $2.5 million was paid upfront in October 2017, $1.5 million was paid in the second quarter of 2019 and $2.0 million will be paid in 2020. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$93,058	$65,989
Accounts receivable, net	88,500	81,795
Inventories	29,042	25,638
Prepaid expenses and other current assets	40,762	23,280
Total current assets	251,362	196,702
Property and equipment, net	22,928	22,321
Goodwill	239,780	240,618
Intangibles, net	4,461	12,817
Other long-term assets	68,796	38,377
Total assets	$587,327	$510,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$6,713	$7,175
Accounts payable	40,933	33,778
Income taxes payable	1,226	1,099
Deferred revenue	37,117	41,592
Accrued and other current liabilities	62,535	52,761
Total current liabilities	148,524	136,405
Convertible notes, long-term	132,004	114,808
Other debts and capital lease obligations, long-term	10,511	12,684
Income taxes payable, long-term	178	460
Other non-current liabilities	41,254	18,228
Total liabilities	$332,471	$282,585

Convertible notes	2,410	—
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 91,875 and 87,057 shares issued and outstanding at December 31, 2019 and 2018, respectively	92	87
Additional paid-in capital	2,327,359	2,296,795
Accumulated deficit	(2,071,940)	(2,067,416)
Accumulated other comprehensive loss	(3,065)	(1,216)
Total stockholders’ equity	252,446	228,250
Total liabilities and stockholders’ equity	$587,327	$510,835

Harmonic Inc.
Preliminary Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenue:
Appliance and integration	$85,933	$83,179	$275,797	$287,564
SaaS and service	36,245	30,476	127,077	115,994
Total net revenue	122,178	113,655	402,874	403,558
Cost of revenue:
Appliance and integration	47,107	42,289	130,284	148,472
SaaS and service	13,376	11,045	49,578	45,877
Total cost of revenue	60,483	53,334	179,862	194,349
Total gross profit	61,695	60,321	223,012	209,209
Operating expenses:
Research and development	21,703	21,913	84,614	89,163
Selling, general and administrative	30,557	30,078	119,035	118,952
Amortization of intangibles	782	791	3,139	3,187
Restructuring and related charges	1,947	214	3,141	2,918
Total operating expenses	54,989	52,996	209,929	214,220
Income (loss) from operations	6,706	7,325	13,083	(5,011)
Interest expense, net	(2,789)	(2,909)	(11,651)	(11,401)
Loss on debt extinguishment	—	—	(5,695)	—
Other income (expense), net	—	162	(2,333)	(536)
Income (loss) before income taxes	3,917	4,578	(6,596)	(16,948)
Provision for (benefit from) income taxes	(1,653)	1,248	(672)	4,087
Net income (loss)	$5,570	$3,330	$(5,924)	$(21,035)
Net income (loss) per share:
Basic	$0.06	$0.04	$(0.07)	$(0.25)
Diluted	$0.06	$0.04	$(0.07)	$(0.25)
Shares used in per share calculations:
Basic	91,124	86,846	89,575	85,615
Diluted	97,499	89,028	89,575	85,615

Harmonic Inc.
Preliminary Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Net loss	$(5,924)	$(21,035)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	8,319	8,367
Depreciation	11,287	12,971
Stock-based compensation	12,074	17,289
Amortization of discount on convertible debt	6,756	6,060
Provision for non-cash warrant	13,576	1,178
Restructuring, asset impairment and loss on retirement of fixed assets	124	1,491
Loss on debt extinguishment	5,695	—
Foreign currency adjustments	(290)	(1,906)
Deferred income taxes, net	(2,076)	661
Provision for doubtful accounts, returns and discounts	1,500	2,521
Provision for excess and obsolete inventories	1,479	1,649
Other non-cash adjustments, net	1,225	407
Changes in operating assets and liabilities:
Accounts receivable	(8,388)	(14,700)
Inventories	(4,819)	(2,045)
Prepaid expenses and other assets	(3,347)	3,227
Accounts payable	5,086	1,018
Deferred revenues	(3,436)	(4,808)
Income taxes payable	(136)	440
Accrued and other liabilities	(7,410)	(501)
Net cash provided by operating activities	31,295	12,284
Cash flows from investing activities:
Proceeds from sales of investments	—	104
Purchases of property and equipment	(10,328)	(7,044)
Net cash used in investing activities	(10,328)	(6,940)
Cash flows from financing activities:
Proceeds from convertible debt	115,500	—
Payments of convertible debt	(109,603)	—
Payment of convertible debt issuance costs	(4,277)	—
Proceeds from other debts and finance leases	4,684	5,066
Repayment of other debts and finance leases	(6,913)	(7,132)
Proceeds from common stock issued to employees	8,406	4,947
Payment of tax withholding obligations related to net share settlements of restricted stock units	(1,492)	(230)
Net cash provided by financing activities	6,305	2,651
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(203)	(763)
Net increase in cash, cash equivalents and restricted cash	27,069	7,232
Cash, cash equivalents and restricted cash, beginning of the year	65,989	58,757
Cash, cash equivalents and restricted cash, end of the year	$93,058	$65,989

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	December 31, 2019				September 27, 2019				December 31, 2018
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Geography
Americas	$68,869	$—	$68,869	56%	$78,699	$—	$78,699	68%	$63,007	$(7)	$63,000	55%
EMEA	39,874	—	39,874	33%	24,322	—	24,322	21%	25,880	—	25,880	23%
APAC	13,435	—	13,435	11%	12,704	—	12,704	11%	24,768	—	24,768	22%
Total	$122,178	$—	$122,178	100%	$115,725	$—	$115,725	100%	$113,655	$(7)	$113,648	100%

Market
Service Provider	$83,976	$—	$83,976	69%	$77,886	$—	$77,886	67%	$80,325	$(7)	$80,318	71%
Broadcast and Media	38,202	—	38,202	31%	37,839	—	37,839	33%	33,330	—	33,330	29%
Total	$122,178	$—	$122,178	100%	$115,725	$—	$115,725	100%	$113,655	$(7)	$113,648	100%

	Twelve months ended
	December 31, 2019				December 31, 2018
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Geography
Americas	$224,193	$48	$224,241	56%	$218,900	$1,178	$220,078	54%
EMEA	117,477	—	117,477	29%	107,074	—	107,074	27%
APAC	61,204	—	61,204	15%	77,584	—	77,584	19%
Total	$402,874	$48	$402,922	100%	$403,558	$1,178	$404,736	100%

Market
Service Provider	$249,512	$48	$249,560	62%	$253,421	$1,178	$254,599	63%
Broadcast and Media	153,362	—	153,362	38%	150,137	—	150,137	37%
Total	$402,874	$48	$402,922	100%	$403,558	$1,178	$404,736	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended December 31, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$79,172	$43,006	$122,178	$—		$122,178
Gross profit	47,463	16,492	63,955	(2,260)		61,695
Gross margin%	60.0%	38.3%	52.3%			50.5%
Operating income	11,105	3,649	14,754	(8,048)		6,706
Operating margin%	14.0%	8.5%	12.1%			5.5%
	Three months ended September 27, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$60,055	$55,670	$115,725	$—		$115,725
Gross profit	34,646	42,925	77,571	(2,031)		75,540
Gross margin%	57.7%	77.1%	67.0%			65.3%
Operating income (loss)	(1,696)	31,611	29,915	(7,366)		22,549
Operating margin%	(2.8)%	56.8%	25.9%			19.5%
	Three months ended December 31, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$89,528	$24,120	$113,648	$7	*	$113,655
Gross profit	51,449	10,509	61,958	(1,637)		60,321
Gross margin%	57.5%	43.6%	54.5%			53.1%
Operating income (loss)	12,678	—	12,678	(5,353)		7,325
Operating margin%	14.2%	—%	11.2%			6.4%
	Twelve months ended December 31, 2019
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$278,028	$124,894	$402,922	$(48)	*	$402,874
Gross profit	162,156	68,596	230,752	(7,740)		223,012
Gross margin%	58.3%	54.9%	57.3%			55.4%
Operating income	15,837	22,219	38,056	(24,973)		13,083
Operating margin%	5.7%	17.8%	9.4%			3.2%
	Twelve months ended December 31, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$313,828	$90,908	$404,736	$(1,178)	*	$403,558
Gross profit	178,170	40,207	218,377	(9,168)		209,209
Gross margin%	56.8%	44.2%	54.0%			51.8%
Operating income (loss)	26,170	(578)	25,592	(30,603)		(5,011)
Operating margin%	8.3%	(0.6)%	6.3%			(1.2)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

* These non-GAAP adjustments are primarily for warrant amortization for the respective periods and relate to our Cable Access segment. After applying these adjustments to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the twelve months ended December 31, 2019 was $124,846; the GAAP revenue for the three and twelve months ended December 31, 2018 was $24,127 and $89,730, respectively.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended December 31, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$122,178	$61,695	$54,989	$6,706	$(2,789)	$5,570
Stock-based compensation	—	297	(3,059)	3,356	—	3,356
Amortization of intangibles	—	1,295	(782)	2,077	—	2,077
Restructuring and related charges	—	668	(1,947)	2,615	—	2,615
Non-cash interest expenses related to convertible notes	—	—	—	—	1,796	1,796
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(3,303)
Total adjustments	—	2,260	(5,788)	8,048	1,796	6,541
Non-GAAP	$122,178	$63,955	$49,201	$14,754	$(993)	$12,111
As a % of revenue (GAAP)		50.5%	45.0%	5.5%	(2.3)%	4.6%
As a % of revenue (Non-GAAP)		52.3%	40.3%	12.1%	(0.8)%	9.9%
Diluted net income per share:
Diluted net income per share-GAAP						$0.06
Diluted net income per share-Non-GAAP						$0.12
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						97,499

	Three months ended September 27, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$115,725	$75,540	$52,991	$22,549	$(10,289)	$11,657
Stock-based compensation	—	405	(3,689)	4,094	—	4,094
Amortization of intangibles	—	1,295	(785)	2,080	—	2,080
Restructuring and related charges	—	331	(861)	1,192	—	1,192
Loss on convertible debt extinguishment	—	—	—	—	5,695	5,695
Non-cash interest and other expenses related to convertible notes	—	—	—	—	2,625	2,625
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(2,751)
Total adjustments	—	2,031	(5,335)	7,366	8,320	12,935
Non-GAAP	$115,725	$77,571	$47,656	$29,915	$(1,969)	$24,592
As a % of revenue (GAAP)		65.3%	45.8%	19.5%	(8.9)%	10.1%
As a % of revenue (Non-GAAP)		67.0%	41.2%	25.9%	(1.7)%	21.3%
Diluted net income per share:
Diluted net income per share-GAAP						$0.12
Diluted net income per share-Non-GAAP						$0.25
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						97,596

	Three months ended December 31, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$113,655	$60,321	$52,996	$7,325	$(2,747)	$3,330
Accounting impact related to warrant amortization	(7)	(7)	—	(7)	—	(7)
Stock-based compensation	—	376	(2,711)	3,087	—	3,087
Amortization of intangibles	—	1,295	(791)	2,086	—	2,086
Restructuring and related charges	—	(27)	(214)	187	—	187
Non-cash interest expenses related to convertible notes	—	—	—	—	1,577	1,577
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(593)
Total adjustments	(7)	1,637	(3,716)	5,353	1,577	6,337
Non-GAAP	$113,648	$61,958	$49,280	$12,678	$(1,170)	$9,667
As a % of revenue (GAAP)		53.1%	46.6%	6.4%	(2.4)%	2.9%
As a % of revenue (Non-GAAP)		54.5%	43.4%	11.2%	(1.0)%	8.5%
Diluted net loss per share:
Diluted net income per share-GAAP						$0.04
Diluted net income per share-Non-GAAP						$0.11
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						89,028

	Twelve months ended December 31, 2019
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income (Loss)
GAAP	$402,874	$223,012	$209,929	$13,083	$(19,679)	$(5,924)
Accounting impact related to warrant amortization	48	48	—	48	—	48
Stock-based compensation	—	1,121	(10,953)	12,074	—	12,074
Amortization of intangibles	—	5,180	(3,139)	8,319	—	8,319
Restructuring and related charges	—	1,391	(3,141)	4,532	—	4,532
Loss on debt extinguishment	—	—	—	—	5,695	5,695
Non-cash interest and other expenses related to convertible notes	—	—	—	—	7,683	7,683
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(4,482)
Total adjustments	48	7,740	(17,233)	24,973	13,378	33,869
Non-GAAP	$402,922	$230,752	$192,696	$38,056	$(6,301)	$27,945
As a % of revenue (GAAP)		55.4%	52.1%	3.2%	(4.9)%	(1.5)%
As a % of revenue (Non-GAAP)		57.3%	47.8%	9.4%	(1.6)%	6.9%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.07)
Diluted net income per share-Non-GAAP						$0.30
Shares used to compute diluted net income (loss) per share:
GAAP						89,575
Non-GAAP						93,830

	Twelve months ended December 31, 2018
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating expense, net	Net Loss
GAAP	$403,558	$209,209	$214,220	$(5,011)	$(11,937)	$(21,035)
Accounting impact related to warrant amortization	1,178	1,178	—	1,178	—	1,178
Stock-based compensation	—	1,953	(15,336)	17,289	—	17,289
Amortization of intangibles	—	5,180	(3,187)	8,367	—	8,367
Restructuring and related charges	—	857	(2,918)	3,775	—	3,775
Gain on equity investments	—	—	—	—	(111)	(111)
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Non-cash interest expenses related to convertible notes	—	—	—	—	6,060	6,060
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	950
Total adjustments	1,178	9,168	(21,435)	30,603	5,949	37,502
Non-GAAP	$404,736	$218,377	$192,785	$25,592	$(5,988)	$16,467
As a % of revenue (GAAP)		51.8%	53.1%	(1.2)%	(3.0)%	(5.2)%
As a % of revenue (Non-GAAP)		54.0%	47.6%	6.3%	(1.5)%	4.1%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.25)
Diluted net income per share-Non-GAAP						$0.19
Shares used to compute diluted net income (loss) per share:
GAAP						85,615
Non-GAAP						86,741

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q1 2020 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$80.0 to $90.0	$38.0 to $44.3	$55.5 to $57.5	$(19.5) to $(11.0)	$(3.1)	$(23.2) to $(14.9)
Stock-based compensation	—	1.2	(6.4)	7.6	—	7.6
Amortization of intangibles	—	0.9	(0.8)	1.7	—	1.7
Restructuring and related charges	—	0.2	(0.2)	0.4	—	0.4
Non-cash interest and other expenses related to convertible notes	—	—	—	—	1.8	1.8
Tax effect of non-GAAP adjustments	—	—	—	—	—	$1.0 to $1.8
Total adjustments	—	2.3	(7.4)	9.7	1.8	$12.5 to $13.3
Non-GAAP	$80.0 to $90.0	$40.3 to $46.6	$48.0 to $50.0	$(9.5) to $(1.5)	$(1.3)	$(9.7) to $(2.5)
As a % of revenue (GAAP)		47.5% to 49.0%	61.6% to 71.8%	(24.3)% to (12.3)%	(3.4)% to (3.9)%	(29.0)% to (16.6)%
As a % of revenue (Non-GAAP)		50.0% to 52.0%	53.3% to 62.5%	(11.9)% to (1.7)%	(1.4)% to (1.6)%	(12.1)% to (2.8)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.24) to $(0.16)
Diluted net loss per share-Non-GAAP						$(0.10) to $(0.03)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						95,762
	2020 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$390.0 to $430.0	$190.3 to $231.2	$214.3 to $226.3	$(24.0) to $4.9	$(12.6)	$(39.5) to $(10.6)
Stock-based compensation expense	—	2.9	(20.5)	23.4	—	23.4
Amortization of intangibles	—	1.0	(3.0)	4.0	—	4.0
Restructuring and related charges	—	0.8	(0.8)	1.6	—	1.6
Non-cash interest expense related to convertible notes	—	—	—	—	7.4	7.4
Tax effect of non-GAAP adjustments	—	—	—	—	—	$0.1 to $2.9
Total adjustments	—	4.7	(24.3)	29.0	7.4	$36.4 to $39.3
Non-GAAP	$390.0 to $430.0	$195.0 to $235.9	$190.0 to $202.0	$5.0 to $34.0	$(5.2)	$(0.2) to $25.8
As a % of revenue (GAAP)		49.0% to 54.0%	54.9% to 52.6%	(6.2)% to 1.1%	(2.9)% to (3.2)%	(10.1)% to (2.5)%
As a % of revenue (Non-GAAP)		50.0% to 55.0%	48.7% to 47.0%	1.3% to 7.9%	(1.2)% to (1.3)%	(0.1)% to 6.0%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.40) to $(0.11)
Diluted net income (loss) per share-Non-GAAP						$0.00 to $0.26
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						97,659
Shares used to compute diluted net income per share:
Non-GAAP						101,165